UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

DANDRIT BIOTECH USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

DanDrit Biotech A/S
Fruebjergvej 3 Box 62
 2100 Copenhagen, Denmark
(Address of principal executive offices)

+45-39179840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2017, the Board of Directors (the “Board”) of DanDrit Biotech USA, Inc., a Delaware corporation (the “Company”) accepted the amicable resignation of Aldo Petersen as the Chief Executive Officer and a director of the Company and appointed Dr. Eric Leire to replace Mr. Petersen as the Chief Executive Officer, effective immediately.

From April of 2011 until April of 2017, Dr. Leire served as the Chief Executive Officer and a director of DanDrit Biotech A/S, the Company’s operating subsidiary He also served as the Chief Executive Officer and a director of the Company from the time of its Merger with DanDrit Biotech A/S in February of 2014 until April of 2017. From September 2012 to September 2014, Dr. Leire served as the Chief Executive Officer and a director of DKTI A/S, a listed Danish investment company from. Prior to these roles Dr. Leire was a partner at Medwell Capital Corp., a Canadian venture fund, from April 2010 through May 2011 and a partner at BioFund Venture Capital, a Finnish biotech venture fund, from August 2006 through September 2010. Dr. Leire has worked globally for many international pharmaceutical organizations, including Schering-Plough, Pfizer, Inc., Boots Pharmaceuticals Company PLC, Harvard AIDS Institute and bioStrategies Group. Dr. Leire has previously served as the CEO of US biotech companies APT Therapeutics and Paringenix and currently serves on the board of directors of Novicol Canada. Dr. Leire received his medical degree from the University of Medicine of Grenoble in 1980 and his MBA from ISA-HEC and the Kellogg School of Management at Northwestern University in 1991. There are no arrangements or understandings between Dr. Leire and any person (including the Company) pursuant to which Dr. Leire was appointed to serve as Chief Executive Officer, and there are no actual or proposed transactions between Dr. Leire or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as Chief Executive Officer.

Dr. Leire does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

On June 9, 2017, the Board also accepted the amicable resignation of Soren Degn as Chief Financial Officer of the Company, effective immediately, and the amicable resignation of N.E. Nielsen as a director of the Company, effective immediately.

Item 8.01	Other Events.

On June 12, 2017, the Company issued a press release announcing the changes to management described in Item 5.02 hereto and in the Company’s Current Report on Form 8-K, filed with the SEC on June 7, 2016. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated June 12, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.

	By:	/s/ Eric J. Leire
Name: Eric J. Leire
Title: Chief Executive Officer

Date: June 12, 2017

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